EX-99(d)(2)

                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of the 1st day of May, 2007 by and between NATIONWIDE MUTUAL FUNDS (formerly Gartmore Mutual Funds) (the "Trust"), a Delaware statutory trust, and NATIONWIDE FUND ADVISORS (formerly Gartmore Mutual Fund Capital Trust) (the "Adviser"), a Delaware statutory trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

                                   WITNESSETH:

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust desires to retain the Adviser to furnish certain investment advisory services, as described herein, with respect to certain of the series of the Trust, all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"); and

     WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement,

     NOW, THEREFORE, the Trust and the Adviser do mutually agree and promise as follows:

         1. APPOINTMENT AS ADVISER. The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

         2. DUTIES OF ADVISER.

            a. INVESTMENT MANAGEMENT SERVICES.

               (i) Subject to the supervision of the Trust's Board of Trustees (and except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the SEC, or by rule or regulation), the Adviser will provide, or arrange for the provision of, a continuous investment program and overall investment strategies for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by each Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as may be so selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with the stated investment policies and restrictions of each Fund as set forth in that Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Trust's Board of Trustees.

               (ii) Subject to the provisions of this Agreement and the 1940 Act and any exemptions thereto, the Adviser is authorized to appoint one or more qualified subadvisers (each a "Subadviser") to provide each Fund with certain services required by this Agreement. Each Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of a Fund's assets as shall be assigned to that Subadviser by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

               (iii) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of a Fund's assets; (ii) determine the allocation of assets among the Subadvisers, if any; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

               (iv) The Adviser shall research and evaluate each Subadviser, if any, including (i) performing initial due diligence on prospective Subadvisers and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Trust's Board of Trustees whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

               (v) The Adviser shall provide to the Trust's Board of Trustees such periodic reports concerning a Fund's business and investments as the Board of Trustees shall reasonably request.

            b. COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Agreement and Declaration of Trust, as from time to time amended and/or restated, and By-Laws, as from time to time amended and/or restated, and the Prospectus and with the instructions and directions received from the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

     The Adviser acknowledges and agrees that subject to the supervision and directions of the Trust's Board of Trustees, it shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that each Subadviser shall have liability in connection with information furnished by the Subadviser to a Fund or to the Adviser.

            c. CONSISTENT STANDARDS. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Funds; in connection with providing such services, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

            d. BROKERAGE. The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees, (1) to establish and maintain accounts on behalf of each Fund with, and to place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("brokers") as the Adviser may select; and (2) to negotiate commissions to be paid on such transactions. In the selection of such brokers and the placing of such orders, the Adviser shall seek to obtain for a Fund the most favorable price and execution available, except to the extent the Adviser may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Adviser an amount of commission for effecting a Fund's investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction, if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

     It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

            e. SECURITIES TRANSACTIONS. The Adviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; PROVIDED, HOWEVER, the Adviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act, the Advisers Act and the rules and regulations promulgated thereunder or any exemption therefrom.

         The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Trust's Code of Ethics, as the same may be amended from time to time.

            f. BOOKS AND RECORDS. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Funds and the Trust (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser acknowledges that the Fund's Books and Records are property of the Trust. In addition, the Fund's Books and Records shall be available to the Trust at any time upon request and shall be available for telecopying without delay to the Trust during any day that the Funds are open for business.

         3. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Adviser shall be responsible for the expenses and costs for the officers of the Trust and the Trustees of the Trust who are "interested persons" (as defined in the 1940 Act) of the Adviser.

         It is understood that the Trust will pay all of its own expenses, including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other assets, (2) all charges and expenses paid to an administrator appointed by the Trust to provide administrative or compliance services, (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Trust,
(5) the charges and expenses of dividend and capital gain distributions, (6) the compensation and expenses of Trustees of the Trust who are not "interested persons" of the Adviser, (7) brokerage commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (8) all taxes and fees payable by the Trust to Federal, State or other governmental agencies, (9) the cost of stock certificates representing shares of the Trust, (10) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (11) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's existence, financial structure and relations with its shareholders, (12) insurance and bonding premiums, (13) association membership dues, (14) bookkeeping and the costs of calculating the net asset value of shares of the Trust's Funds, and
(15) expenses relating to the issuance, registration and qualification of the Trust's shares.

         4. COMPENSATION. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Adviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's average daily net assets.

         The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in each Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Adviser at any time.

         5. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Trust as follows:

            The Adviser is registered as an investment adviser under the Advisers Act;

            The Adviser is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

            The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders and/or trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

            The Form ADV of the Adviser provided to the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained in such Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Adviser pursuant to
Section 5 shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         7. LIABILITY AND INDEMNIFICATION.

            a. LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser shall not be subject to any liability to a Fund or the Trust, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

            b. INDEMNIFICATION. The Adviser shall indemnify the Trust and its officers and trustees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

         8. DURATION AND TERMINATION.

            a. DURATION. Unless sooner terminated, this Agreement shall continue until May 1, 2008 with respect to any Fund covered by this Agreement initially and for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second May 1st that occurs following the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each of the Funds; PROVIDED that such continuance is specifically approved at least annually by the Trust's Board of Trustees or the vote of the lesser of (a) 67% of the shares of a Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; PROVIDED FURTHER that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

            b. TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or, with respect to a Fund, by "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case, upon not less than sixty (60) days' written notice to the other party.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment.

         9. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

         10. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be in writing and approved by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of a Fund (as required by the 1940 Act).

         11. CONFIDENTIALITY. Subject to the duties of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the Trust and the actions of the Adviser and the Funds in respect thereof.

         12. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

            a. If to the Adviser:

            Nationwide Fund Advisors
            1200 River Road
            Conshohocken, Pennsylvania 19428
            Attention: Legal Department.
            Facsimile: (484) 530-1323

            b. If to the Trust:

            Nationwide Mutual Funds
            1200 River Road
            Conshohocken, Pennsylvania 19428
            Attention: Legal Department.
            Facsimile: (484) 530-1323

         13. JURISDICTION. This Agreement shall be governed by and construed to be in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

         15. CERTAIN DEFINITIONS. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         16. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         18. NATIONWIDE MUTUAL FUNDS AND ITS TRUSTEES. The terms "Nationwide Mutual Funds" and the "Trustees of Nationwide Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust made and dated as of September 30, 2004, as has been or may be amended and/or restated from time to time, and to which reference is hereby made.





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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                                    ADVISER:
                                                    NATIONWIDE FUND ADVISORS






                                                    By: /s/ GERALD J. HOLLAND
                                                        ------------------------
                                                    Name: Gerald J. Holland
                                                    Title: SVP-COO



                                                    TRUST:
                                                    NATIONWIDE MUTUAL FUNDS



                                                    By: /s/ JOHN GRADY
                                                        ------------------------
                                                    Name: John Grady
                                                    Title: President

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

              NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

                              EFFECTIVE MAY 1, 2007

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Fund                                             0.60% on assets up to $250 million
Nationwide Growth Fund                                      0.575% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.55% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.525% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.50% for assets of $5 billion and more
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Value Opportunities Fund                         0.70% on assets up to $250 million
                                                            0.675% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.65% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.625% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.60% for assets of $5 billion and more
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Mid Cap Growth Leaders Fund                      0.80% on assets up to $250 million
                                                            0.77% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.74% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.71% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.68% for assets of $5 billion and more
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Global Technology and                            0.88% on assets up to $500 million
Communications Fund1                                        0.83% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.78% for assets of $2 billion and more
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Global Health Sciences Fund1                     0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ----------------------------------------------------------
Nationwide  U.S. Growth Leaders Fund2                       0.90% on assets up to $500 million
                                                            0.80% on the next $1.5 billion in assets
                                                            0.75% on assets of $2 billion and more
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Leaders Fund1                                    0.80% on assets up to $500 million
                                                            0.70% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.65% on assets of $2 billion or more
----------------------------------------------------------- ----------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Micro Cap Equity Fund                            1.25% of the Fund's average daily net assets
----------------------------------------------------------- ----------------------------------------------------------
Nationwide  Mid Cap Growth Fund                             0.75% on assets up to $250 million
                                                            0.725% on assets of $250 million and more
                                                            but less than $1 billion
                                                            0.70% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.675% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.65% for assets of $5 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Small Cap Leaders Fund                          0.95% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  U.S. Growth Leaders Long-Short Fund             1.50% on assets up to $250 million
                                                            1.25% on assets of $250 million and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide China Opportunities Fund1                        1.25% on assets up to $500 million
                                                            1.20% on assets of $500 million and more
                                                            but less than $2 billion
                                                            1.15% on assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Global Natural Resources Fund1                  0.70% on assets up to $500 million
                                                            0.65% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.60% on assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund:                       0.15% of the Fund's average daily net assets
Growth

----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Moderate Growth       0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Moderate              0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Specialty             0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Optimal Allocations Fund: Defensive             0.15% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
NorthPointe Small Cap Value Fund                            0.85% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
NorthPointe Small Cap Growth Fund                           0.95% of the Fund's average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Bond Fund                                        0.50% on assets up to $250 million
Nationwide Tax-Free Income Fund                             0.475% on assets of $250 million and more
Nationwide Government Bond Fund                             but less than $1 billion
                                                            0.45% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.425% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.40% for assets of $5 billion and more
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Money Market Fund                                0.40% on assets up to $1 billion
                                                            0.38% on assets of $1 billion and more
                                                            but less than $2 billion
                                                            0.36% on assets of $2 billion and more
                                                            but less than $5 billion
                                                            0.34% for assets of $5 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide S&P 500 Index Fund                               0.13% on assets up to $1.5 billion
                                                            0.12% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.11% on assets of $3 billion and more
                                                            but less than $4.5 billion
                                                            0.10% on assets of $4.5 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Index Fund                             0.20% on assets up to $1.5 billion
                                                            0.19% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.18% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Mid Cap Market Index Fund                        0.22% on assets up to $1.5 billion
                                                            0.21% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.20% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide International Index Fund                         0.27% on assets up to $1.5 billion
                                                            0.26% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.25% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Bond Index Fund                                  0.22% on assets up to $1.5 billion
                                                            0.21% on assets of $1.5 billion and more
                                                            but less than $3 billion
                                                            0.20% on assets of $3 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Large Cap Value Fund                             0.75% on assets up to $100 million
                                                            0.70% on assets of $100 million and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Small Cap Fund                                  0.95% on assets up to $100 million
                                                            0.80% on assets of $100 million and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Investor Destinations Aggressive Fund           0.13% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Investor Destinations Moderately                0.13% of average daily net assets
Aggressive Fund
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Investor Destinations Moderate Fund             0.13% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Investor Destinations Moderately                0.13% of average daily net assets
Conservative Fund
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Investor Destinations Conservative Fund         0.13% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Hedged Core Equity Fund                         1.25% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide Small Cap Growth Opportunities Fund              0.95% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Value Fund                             0.95% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Core Fund                              0.85% on assets up to $500 million
                                                            0.75% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.70% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Market Neutral Fund                              1.25% of average daily net assets
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Emerging Markets Fund1                           1.05% on assets up to $500 million
                                                            1.00% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.95% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide International Growth Fund1                       0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Worldwide Leaders Fund1                          0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Financial Services Fund1                  0.90% on assets up to $500 million
                                                            0.85% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.80% for assets of $2 billion and more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Utilities Fund1                           0.70% on assets up to $500 million
                                                            0.65% on assets of $500 million and more
                                                            but less than $2 billion
                                                            0.60% for assets of $2 billion or more
----------------------------------------------------------- ---------------------------------------------------------
Nationwide  Short Duration Bond Fund                        0.35% on assets up to $500 million
                                                            0.34% on assets of $500 million and more
                                                            but less than $1 billion
                                                            0.325% on assets of $1 billion and more
                                                            but less than $3 billion
                                                            0.30% on assets of $3 billion and more
                                                            but less than $5 billion
                                                            0.285% on assets of $5 billion and more
                                                            but less than $10 billion
                                                            0.275% for assets of $10 billion and more
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------
                    FUNDS OF THE TRUST                                            ADVISORY FEES
----------------------------------------------------------- ----------------------------------------------------------
Nationwide  Enhanced Income Fund                            0.35% on assets up to $500 million
                                                            0.34% on assets of $500 million and more
                                                            but less than $1 billion
                                                            0.325% on assets of $1 billion and more
                                                            but less than $3 billion
                                                            0.30% on assets of $3 billion and more
                                                            but less than $5 billion
                                                            0.285% on assets of $5 billion and more
                                                            but less than $10 billion
                                                            0.275% for assets of $10 billion and more
----------------------------------------------------------- ---------------------------------------------------------

------------
1 Performance Fees for the Nationwide Global Technology and Communications Fund; Nationwide Global Health Sciences Fund; Nationwide Leaders Fund; Nationwide China Opportunities Fund; Nationwide Global Natural Resources Fund; Nationwide Global Financial Services Fund; Nationwide Global Utilities Fund; Nationwide International Growth Fund; Nationwide Emerging Markets Fund; and Nationwide Worldwide Leaders Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/-      100 bps under/outperformance                         2bps
+/-      200 bps under/outperformance                         4bps
+/-      300 bps under/outperformance                         6bps
+/-      400 bps under/outperformance                         8bps
+/-      500 bps or more under/outperformance                 10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

BENCHMARK INDICES:
-----------------

 1.  Nationwide  Global Technology and        Goldman Sachs Technology Composite
     Communications Fund                      Index
 2.  Nationwide Global Health Sciences Fund   Goldman Sachs Health Care Index
 3.  Nationwide Leaders Fund                  S&P 500 Index
 4.  Nationwide China Opportunities Fund      MSCI Zhong Hua Index
 5.  Nationwide Global Natural Resources      Goldman Sachs Natural Resources
     Fund                                     Index
 6.  Nationwide Emerging Markets Fund         MSCI Emerging Markets Index
 7.  Nationwide International Growth Fund     MSCI All Country World Free ex
                                              U.S. Index
 8.  Nationwide Worldwide Leaders Fund        MSCI World Index
 9.  Nationwide Global Financial Services     MSCI World Financial Index
     Fund
10.  Nationwide Global Utilities Fund         60% MSCI World Telecom Service
                                              Index/40% MSCI World Utilities
                                              Index
------------
2    Performance fee for the Nationwide U.S. Growth Leaders Fund

         The base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

       For assets up to $500 million                  +/-    22 basis points
       Next $1.5 billion in assets                    +/-    18 basis points
       Assets of $2 billion and more                  +/-    16 basis points

The investment performance of the Nationwide U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

                                         TRUST:
                                         NATIONWIDE MUTUAL FUNDS



                                         By: /s/ JOHN GRADY
                                            ------------------------------------
                                         Name: John Grady
                                         Title: President

                                         ADVISER:
                                         NATIONWIDE FUND ADVISORS






                                         By: /s/ GERALD J. HOLLAND
                                            ------------------------------------
                                         Name: Gerald Holland
                                         Title: SVP-COO

                                    EXHIBIT C

                 PERFORMANCE BASED FEE CALCULATION PROCEDURES1

         I.       OVERVIEW

                  These procedures describe with specificity how Nationwide Fund Management, LLC, the Trust's administrator ("NFM") and BISYS Fund Services - Ohio, Inc., the Trust's sub-administrator ("BISYS") will calculate, accrue and pay performance fees for those series of the Nationwide Mutual Funds ("NMF") and Nationwide Variable Insurance Funds ("NVIT" and, collectively with NMF, the "Trusts") listed in footnote 1 below which have implemented a performance fee structure.

                  These procedures are intended to comply with Rule 205-2(c) under the Investment Advisers Act of 1940, as amended ("Rule 205-2(c)"). Accordingly, while the base fee component and performance fee component of each Fund's advisory fees will be
                  (1) estimated and accrued daily throughout each quarterly subperiod; and (2) these daily estimates will be "trued up" at the end of each month during each quarterly subperiod in order to reduce, as fully as practicable, over-or under-estimating and accruing of the base fee component and performance component of the advisory fees, the total fee (sum of the base and performance components of the fee) will be computed and paid at the end of each quarterly subperiod as follows:

                           (a) The performance related component of the fee will be computed by comparing the performance of each Fund over the twelve month period to the performance of the Fund's benchmark over the same period to determine the percentage rate of the performance adjustment. That performance percentage rate will then be multiplied by the Fund's average net assets over that twelve month rolling performance period to determine the actual amount of performance bonus (or penalty) earned by the adviser and the total fee (base component plus performance component) will be paid at the end of each quarterly subperiod of the rolling period; and

----------
1 For the following Nationwide Mutual Funds: Nationwide Global Natural Resources Fund, Nationwide Global Technology and Communications Fund, Nationwide Global Health Sciences Fund, Nationwide Leaders Fund, Nationwide China Opportunities Fund, Nationwide Emerging Markets Fund, Nationwide International Growth Fund; Nationwide Worldwide Leaders Fund; Nationwide Global Financial Services Fund and Nationwide Global Utilities Fund; and, for the following Nationwide Variable Trust Funds: Nationwide NVIT Global Technology and Communications Fund; Nationwide NVIT Global Health Sciences Fund; NVIT Nationwide Leaders Fund; Gartmore NVIT Emerging Markets Fund; Gartmore NVIT Developing Markets Fund; Gartmore NVIT International Growth Fund; Gartmore NVIT Worldwide Leaders Fund; Nationwide NVIT Global Financial Services Fund; and Gartmore NVIT Global Utilities Fund.

                           (b) The fulcrum fee component will be computed by taking the base advisory fee rate and multiplying it by the Fund's average net assets over most recently completed calendar quarter.

     Using this criteria, the Administrator and Sub-administrator will employ the following procedures each day in order to effectuate above-referenced performance fee structure in compliance with Rule 205-2(c).

         II. COMPUTATION OF PERFORMANCE COMPONENT OF THE PERFORMANCE-BASED FEE [RULE 205-2(C)(1)]

                  A.       CALCULATION OF EACH FUND'S AVERAGE NET ASSETS:

                           Each business day BISYS will estimate the rolling twelve month average net assets for each Fund which has implemented a performance-based fee structure using the most recent rolling twelve month period. BISYS will compute this estimate by taking the sum of the Fund's average daily net assets for the previous twelve month rolling performance period as of that date. Thus, on July 15, 2005, the "previous twelve month rolling performance period" was July 15, 2004 through July 14, 2005, inclusive. On July 16, 2005, the "previous twelve month rolling performance period" was July 16, 2004 through July 15, 2005 inclusive. This will result in computation of a new estimated twelve month rolling average net asset value for each successive business day for each Fund.

                  B. CALCULATION OF THE PERFORMANCE OF EACH FUND'S BENCHMARK INDEX:


                           BISYS will retrieve the benchmark return for each Fund at the beginning of each business day, as of the closing of the prior business day. Additionally, in order to do an intra-quarter "true up" estimate at the end of each month in that quarter, BISYS will also retrieve the rolling twelve month return for each Fund's benchmark at each month end.

                           As a practical matter, BISYS accrues its performance component estimate daily over the current quarter and will "true up" its estimated accrual at the end of each month during that quarter. However, BISYS will only calculate and pay the actual total fee (including the twelve month rolling performance fee component and base fee component) at the end of each quarterly subperiod.

                  C. DETERMINATION OF EACH FUND'S TWELVE MONTH ROLLING PERFORMANCE PERIOD:

                           Each business day, BISYS will estimate each Fund's total return (using Class A shares for GMF; Class III shares for GVIT) for the previous twelve month rolling performance period. The Board of the Trust has considered and approved Gartmore's use of such Class A/III shares' return and each Fund has disclosed in its registration statement the use of the return of Class A/III shares for this purpose. Thus, the twelve month rolling performance period return on July 15, 2005 was based on the Fund's performance from July 15, 2004 through July 14, 2005. Each day the Fund's twelve month rolling performance period return will be re-estimated. For example, on July 16, 2005, the twelve month rolling performance period return was based on the Fund's performance from July 16, 2004 through July 15, 2005.

                           At the end of the quarter (subperiod), i.e., July 1, 2005 to September 30, 2005, the twelve month average net assets will be computed by taking the sum of the assets over the last twelve month rolling period ending September 30, 2005. The twelve month average net assets as of this period will be multiplied by the performance fee rate and divided by the number of days in the quarter (subperiod).

                  D. COMPUTATION OF ROLLING TWELVE MONTH PERFORMANCE FEE RATE AND PERFORMANCE COMPONENT OF THE FEE:

                           Each business day, BISYS will calculate the difference between the rolling twelve month performance estimate of the Fund and the rolling twelve month performance estimate of the Fund's benchmark to determine whether the Fund would be entitled to a performance fee adjustment.

                           The estimated adjustment rate will be accrued (either positive, negative or no adjustment) for each day using the estimated performance adjustment rate for that Fund as set forth in each Fund's respective investment advisory agreement(s) and prospectus. This rate will be applied to the Fund's then-current rolling twelve month average net assets to estimate the daily performance fee adjustment accrual for the Fund on that day. For example: If the rate adjustment is 10 basis points and the twelve month average net assets are $10,000,000, BISYS will accrue (.10 x 1/365 x $10,000,000) or $27.40 a day as the performance component of the fee.

         III.     COMPUTATION OF BASE FEE RATE [RULE 205-2(C)(2)]:

                  On each day within a quarterly subperiod, BISYS will accrue the estimated base advisory fee for each Fund using each Fund's respective advisory fee rate. The appropriate base fee rate will be multiplied by the previous day's net asset value to determine the amount of estimated fees to accrue for that day. On each successive day, the pervious day's net assets will be used to accrue the daily estimated base advisory fee. For example: If the base fee rate is 80 basis points and the previous days ending net assets are $20,000,000, BISYS will accrue (.80 x 1/365 x $20,000,000) or $438.36 in estimated base advisory fees for that day. At the end of each quarter, BISYS will compute the actual base advisory fee by multiplying the Fund's base advisory fee rate by the Fund's average net assets over that most recently completed quarterly subperiod.

         IV. CALCULATION OF TOTAL ADVISORY FEE BY COMBINING THE BASE FEE AND PERFORMANCE FEE COMPONENTS:

                  The estimated performance adjustment amount as determined above in the Section II. will be added to or subtracted from the amount of base fee as determined above in Section III. to determine the total advisory fee that must be accrued for that day. Based on the examples in Sections II. and III., above, BISYS would have accrued $465.76 for the sample day, which represents the total of the estimated performance fee for the day plus the estimated base advisory fee for the day.

         V.       MONTH END "TRUE UP" OF QUARTERLY FEE:

                  As soon as practicable after the end of each month (as soon as the actual benchmark return for each Fund is available) BISYS will recompute the accrual for that month using the actual month-end benchmark returns to determine whether the performance fee adjustment has been over- or under-accrued for that month.

         VI.      ADJUSTMENTS TO ESTIMATED CALCULATIONS ABOVE:

                  If, for example, during any month ("interim period") of a quarterly subperiod, the estimated calculations need to be adjusted, BISYS will adjust the Fund's accrual on the day that re-adjustment is computed. For example: If, on the last day before the end of a month during the quarterly subperiod, it is determined that no performance fee adjustment will likely be earned, the estimates accrued to that point will be reversed in their entirety on that day. Conversely, if at an interim period, the estimated calculations above did not result in the appropriate amount of performance fee adjustment (based on each daily comparison of the rolling twelve month return of the Fund to the rolling twelve month return of its benchmark) BISYS will compute a revised fee performance fee estimate and accrual on that day. For example: if during the interim period the estimated calculations of the Fund's return have not resulted in accrual of an estimated fee adjustment, but when compared to the rolling twelve month benchmark return, a performance fee adjustment would now likely result, BISYS will immediately accrue for this updated estimated adjustment on that day. Thus, if the Fund's return fluctuates during the period such that on some days (based on the estimates) the adviser would be entitled to performance fee adjustment at the end of the current quarter, then this amount (the amount to be accrued to date in the quarter) will be adjusted on that day. Conversely, if and when it appears (based on the estimates) that the adviser will not be entitled to any performance fee adjustment at the end of the current quarter, the amount accrued to date will be reversed in its entirety.

         VII.     "TRUE-UP":

                           1. If it is determined that, based on the estimated Fund benchmark returns, the adviser would be due a performance fee on any given day (based on the comparison of the daily, rolling twelve month benchmark return to that of the Fund), the performance fee adjustment (based on the rolling twelve months' average daily net assets) will be accrued in its entirety (measured from the beginning of the current quarter until the current day).


                           2. Conversely, if it is determined based on the estimated returns of the Fund and its benchmark, that the Fund will not earn a performance fee (has underperformed the Fund's benchmark) on any given day, the performance fee adjustment (based on the rolling twelve months average daily net assets) would either:

                                    i. be reversed in its entirety (assuming the Fund had accrued for a performance fee during the period);

                                    ii. not accrue any performance fee if none was earned during the period;

                                    iii. accrue for a negative performance fee if it is determined that the Fund has underperformed the benchmark to date in the current quarter.

                           3. BISYS will make a one day, true-up entry as soon as practical after each month end in each quarterly subperiod (upon receipt of the month-end benchmark return information).


                           4. The base fee will be estimated and accrued daily based upon the prior night's closing net assets. At the end of the current quarterly subperiod, the sum of the daily net assets will equal the quarterly average net assets for computation of the base fee. The total fee (base fee plus performance payment or penalty amount) will be paid out as soon as practicable after the quarter end.